VOYAGEUR MUTUAL FUNDS III

Registration No. 811-04547
FORM N-SAR
Annual Period Ended April 30, 2012

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e) Investment Management Agreement (January 4, 2010) by and between
Voyageur Mutual Funds III and Delaware Management Company, a series of Delaware Management Business Trust, attached as Exhibit.
WS: MFG_Philadelphia: 860789: v1
WS: MFG_Philadelphia: 860789: v1